Exhibit 21

SUBSIDIARIES OF ARROW ELECTRONICS, INC.
As of December 31, 2020

The following is a list of subsidiaries of Arrow Electronics, Inc., omitting subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2020:

Entity Name	Jurisdiction of Incorporation or Organization
A.E. Petsche Company, Inc.	Texas
A.E. Petsche SAS	France
Arrow (China) Electronics Trading Co. Ltd.	China
Arrow Advanced Technology Limited	Hong Kong
Arrow Asia Pac. Limited	Hong Kong
Arrow Brasil S.A.	Brazil
Arrow Capital Solutions SAS	France
Arrow Capital Solutions UK Ltd	United Kingdom
Arrow Central Europe GmbH	Germany
Arrow Central Europe Holding Munich GmbH	Germany
Arrow Chip One Stop Holdings GK	Japan
Arrow Components (M) Sdn Bhd	Malaysia
Arrow Components Sweden AB	Sweden
Arrow Eastern Europe GmbH	Germany
Arrow ECS (Ireland) Limited	Ireland
Arrow ECS (NI) Limited	United Kingdom
Arrow ECS A.S.	Czech Republic
Arrow ECS Asia PTE. Ltd	Singapore
Arrow ECS Australia Pty Limited	Australia
Arrow ECS B.V.	Netherlands
Arrow ECS Baltic OU	Estonia
Arrow ECS Canada Ltd.	Canada
Arrow ECS Central GmbH	Germany
Arrow ECS Denmark A/S	Denmark
Arrow ECS Finland OY	Finland
Arrow ECS GmbH	Germany
Arrow ECS Internet Security AG	Austria
Arrow ECS Internet Security, S.L.	Spain
Arrow ECS Kft.	Hungary
Arrow ECS Nordic A/S	Denmark
Arrow ECS Norway AS	Norway
Arrow ECS S.r.l.	Italy
Arrow ECS SA NV	Belgium
Arrow ECS Sarl	Luxembourg
Arrow ECS SARL	Morocco
Arrow ECS SAS	France
Arrow ECS Services A/S	Denmark

Entity Name (continued)	Jurisdiction of Incorporation or Organization (continued)
Arrow ECS Sp.z.o.o.	Poland
Arrow ECS Support Center Ltd.	Israel
Arrow ECS Support Center Morocco, S.A.R.L.A.U	Morocco
Arrow ECS Sweden AB	Sweden
Arrow Electronics (Jersey) Limited	Jersey
Arrow Electronics (U.K.), Inc.	Delaware
Arrow Electronics (UK) Ltd.	United Kingdom
Arrow Electronics ANZ Holdings Pty Ltd	Australia
Arrow Electronics Asia (S) Pte Ltd	Singapore
Arrow Electronics Australia Pty Ltd.	Australia
Arrow Electronics Canada Ltd.	Canada
Arrow Electronics China Limited	Hong Kong
Arrow Electronics EMEASA S.r.l.	Italy
Arrow Electronics GmbH & Co. KG	Germany
Arrow Electronics International Holdings, LLC	Delaware
Arrow Electronics International, Inc.	Delaware
Arrow Electronics Italia S.r.l.	Italy
Arrow Electronics Japan GK	Japan
Arrow Electronics Korea Limited	South Korea
Arrow Electronics Taiwan LTD	Taiwan
Arrow Enterprise Computing Solutions India Private Ltd	India
Arrow Enterprise Computing Solutions Limited	United Kingdom
Arrow Enterprise Computing Solutions Ltd	Israel
Arrow Enterprise Computing Solutions S.A.	Spain
Arrow Enterprise Computing Solutions, Inc.	Delaware
Arrow France	France
Arrow Global Asset Disposition, LLC	Delaware
Arrow Global Supply Chain Services B.V.	Netherlands
Arrow Global Supply Chain Services Inc.	Delaware
Arrow Holdings (Delaware) LLC	Delaware
Arrow Iberia Electronica SLU	Spain
Arrow International Holdings Limited	Cayman Islands
Arrow Norway A/S	Norway
Arrow Services Sp.z.o.o.	Poland
Arrow United Holdings LLC	Delaware
Arrow Value Recovery EMEA BV	Netherlands
Arrow/Components (Agent) Ltd.	Hong Kong
Arrow/Rapac, Ltd	Israel
ARROWECS Portugal Sociedade Unipessoal, Lda.	Portugal
ARW Enterprise Computing Solutions, S.A.	Spain
ARW Portugal Unipessoal LDA	Portugal
Aspen Labs, LLC	Idaho
Aspencore China Investment L.L.C.	Delaware
ATM Electronic Corp.	Taiwan

Entity Name (continued)	Jurisdiction of Incorporation or Organization (continued)
B.V. Arrow Electronics DLC	Netherlands
Chip One Stop (Hong Kong) Limited	Hong Kong
Components Agent (Cayman) Ltd	Cayman Islands
Components Agent Asia Holdings Ltd.	Mauritius
COMPUTERLINKS (UK) Ltd.	United Kingdom
Conrac Asia Display Products Pte. Ltd.	Singapore
CSS Computer Security Solutions Erwerbs GmbH	Germany
CSS Computer Security Solutions Ltd.	United Kingdom
Data Modul Electronics Technology (Shanghai) Co. Ltd.	China
Data Modul France S.a r.l	France
Data Modul FZE	United Arab Emirates
Data Modul Hong Kong Ltd.	Hong Kong
Data Modul Iberia S.L.	Spain
Data Modul Inc.	New York
Data Modul Italia S.r.l.	Italy
Data Modul Ltd.	United Kingdom
Data Modul Polska Sp.z o.o.	Poland
Data Modul Suisse GmbH	Switzerland
Data Modul Weikersheim GmbH	Germany
Distribution Central (MY) Sdn. Bhd.	Malaysia
EC America, Inc.	Virginia
e-InfoChips Private Limited	India
Embedded Developer L.L.C.	Delaware
eMedia Asia Limited	Barbados
immixGroup, Inc.	Virginia
immixTechnology, Inc.	Virginia
IP Vista A/S	Denmark
Nu Horizons Electronics Asia Pte. Ltd.	Singapore
NuHo Singapore Holdings, LLC	Delaware
PCG Parent Corp.	Delaware
PCG Trading, LLC	Delaware
Richardson RFPD Hong Kong Ltd	Hong Kong
Schuylkill Metals of Plant City, Inc.	Delaware
Silicon Frameworks, LLC	Idaho
SiliconExpert Technologies, Inc.	California
Titan Supply Chain Services Pte., Ltd.	Singapore
Ultra Source Technology Corp.	Taiwan
Ultra Source Trading Hong Kong Limited	Hong Kong